UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 28, 2015

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events
On October 28, 2015, the Board of Directors of the Company approved a new stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to $5 million of the Company’s common stock over the twelve-month period starting January 1, 2016, in open market or negotiated transactions. This new repurchase program (the “2016 Repurchase Program”) will replace the existing 2015 Repurchase Program authorized by the Company on October 22, 2014 which expires December 31, 2015. The 2015 Repurchase Program authorized the repurchase during 2015 of up to $5 million of the Company’s Common Stock, in open market or negotiated transactions. Through October 28, 2015, the Company had repurchased approximately $705,000 of Company Common Stock under the 2015 Repurchase Program.

The related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 29, 2015, announcing the Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: November 3, 2015        By: /s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer